EXHIBIT 99.2

ORIENT-EXPRESS HOTELS LTD.
Canon’s Court
22 Victoria Street
Hamilton HM 12, Bermuda

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

NOTICE OF SEPARATE SPECIAL GENERAL MEETING OF
HOLDERS OF CLASS B COMMON SHARES

October 10, 2008

THESE SPECIAL GENERAL MEETINGS ARE BEING CONVENED BY YOUR BOARD OF DIRECTORS PURSUANT TO A PURPORTED REQUISITION SERVED BY D. E. SHAW OCULUS PORTFOLIOS, L.L.C., D. E. SHAW VALENCE PORTFOLIOS, L.L.C., CR INTRINSIC INVESTMENTS LLC AND CEDE & CO. ON AUGUST 25, 2008 PURSUANT TO SECTION 74 OF THE COMPANIES ACT 1981 OF BERMUDA (AS AMENDED).  THE BOARD OF DIRECTORS BELIEVES THE PURPORTED REQUISITION IS MISCONCEIVED AND ADOPTION OF THE RESOLUTIONS PROPOSED IN THIS REQUISITION IS CONTRARY TO THE BEST INTERESTS OF ORIENT-EXPRESS HOTELS.  THE BOARD OF DIRECTORS ALSO HAS SERIOUS DOUBTS CONCERNING THE VALIDITY OF THE PURPORTED REQUISITION AND RESERVES THE RIGHT TO CHALLENGE THE VALIDITY OF ANY RESOLUTIONS THAT MAY BE APPROVED AT THESE SPECIAL MEETINGS.

A special general meeting (the “Special General Meeting”) of shareholders of ORIENT-EXPRESS HOTELS LTD., a Bermuda company (the “Company”), will be held at the registered office of the Company at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda on Friday, October 10, 2008 at 10:00 a.m., Bermuda time, for the transaction of the following business:

To consider and, if thought fit, to pass the following resolutions:

1.  That:

1.1  the bye-laws of the Company (the “Bye-laws”) shall be amended by the addition of the following new bye-law 10A:

“10A.1 Any share of the Company that is held directly or indirectly by the Company (including without limitation any share held by any direct or indirect subsidiary of the Company) shall be treated by the Company as a treasury share acquired and held by the Company in accordance with Section 42B of the Companies Act. For the avoidance of doubt, if any such share is held by a direct or indirect subsidiary of the Company, such share and its holder shall be subject to the same restrictions and exclusions (including without limitation those with respect to voting, member rights, dividends and distributions) as would apply under Section 42B of the Companies Act were such share held by the Company directly.

10A.2 Subject to the foregoing, the Company may, without the sanction of a Resolution, acquire on such terms as the Board thinks fit and hold shares of the Company as treasury shares in accordance with these Bye-Laws and the Companies Acts”; and

1.2  the Board is directed by the shareholders to take such action as is necessary or appropriate (including without limitation obtaining any further consents and approvals) to give effect to the amendment of the Bye-laws referred to in paragraph 1.1 above for the purposes of bye-law 127 of the Bye-laws.

2.  That the Board is directed by the shareholders, to the extent permitted by the Companies Act 1981 (as amended), immediately to take all such action as is necessary or appropriate to cancel all class B common shares of par value US$0.01 each in the Company immediately after the passing of this resolution in accordance with the Companies Act 1981 (as amended).

If either or both of the two resolutions set forth above is approved at the Special General Meeting, then a separate special general meeting (the “Class B Special General Meeting”) of holders of Class B common shares of the Company will be held at the registered office of the Company at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda promptly following the conclusion of the Special General Meeting to consider, and if thought fit, pass the resolution(s) approved at the Special General Meeting.

Only holders of record of class A common shares and holders of record of class B common shares at the close of business on September 22, 2008 will be entitled to vote at the Special General Meeting and any adjournment thereof.  Only holders of record of class B common shares at the close of business on September 22, 2008 will be entitled to vote at the Class B Special General Meeting and any adjournment thereof.

Under applicable Bermuda law and the Company’s Bye-Laws, if a quorum is present in person or by proxy at the Special General Meeting, the favorable vote of a simple majority of the votes cast by holders of class A common shares and class B common shares, voting together as a single class, will be required in order to approve the two resolutions set forth above.  Under applicable Bermuda law and the Company’s Bye-Laws, if a quorum is present in person or by proxy at the Class B Special General Meeting, the favorable vote of a simple majority of the votes cast by holders of class B common shares will be required in order to approve the two resolutions set forth above.  Each of the resolutions must be approved at both the Special General Meeting and the Class B Special General Meeting in order to be effective.

The Board of Directors recommends that all shareholders take no action with respect to this notice or with respect to any proxy card you may receive from D. E. Shaw Oculus Portfolios, L.L.C., D. E. Shaw Valence Portfolios, L.L.C. or CR Intrinsic Investments LLC until such time as you have received further information from the Company as described in the accompanying letter.  Please read the accompanying letter carefully.

By order of the Board of Directors,

EDWIN S. HETHERINGTON Secretary

September 12, 2008

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